UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2006

Unit Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    (e) On May 3, 2006, the stockholders of Unit Corporation (the “Company”) approved the Unit Corporation Stock and Incentive Compensation Plan (the “Plan”). The Plan was previously approved by the Company’s board of directors, subject to stockholder approval. The Plan became effective upon stockholder approval on May 3, 2006 and permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and other Stock-Based Awards (collectively referred to as “Awards”).

    In connection with the grant from time to time of certain Awards under the Plan, the Company has adopted the following forms of award agreements: (i) Unit Corporation Restricted Stock Award Agreement (“Restricted Stock Award Agreement”); (ii) Unit Corporation Stock Appreciation Rights Award Agreement (Stock Settled) (“Stock Settled SAR Award Agreement”); and (iii) Unit Corporation Stock Appreciation Rights Award Agreement (Cash Settled) (collectively referred to as the “Agreement(s)”) filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K and incorporated by reference into this Item 5.02(e). Such Awards granted under the Plan will be subject to the terms and conditions contained in the Agreement(s), consistent with the terms of the Plan.

    On December 12, 2006, the Compensation Committee of the Board of Directors of the Company approved and the Board of Directors ratified (and approved, where required), the following compensation for the Company’s executive officers:

			Stock Settled
Name and Principal			Appreciation	Restricted Stock
Position(s)	Salary($)	Cash Bonus	Right(s)(#)	Award(s)(#)

Larry D. Pinkston
President and CEO	500,000	500,015	23,716	8,990

Mark E. Schell
Sr. V.P., Secretary and
General Counsel	275,000	210,000	6,522	2,472

David T. Merrill
CFO and Treasurer	250,000	190,000	5,929	2,248

     In addition, the Compensation Committee of the Board of Directors of the Company approved and the Board of Directors ratified (and approved, where required), the following compensation for the following executive officers of the Company’s subsidiaries:

			Stock Settled
Name and Principal			Appreciation	Restricted Stock
Position(s)	Salary($)	Cash Bonus	Right(s)(#)	Award(s)(#)

Bradford J. Guidry
Senior Vice President, Unit
Petroleum Company	210,000	150,000	4,150	1,573

John Cromling
Executive Vice President, Unit
Drilling Company	220,000	160,000	4,348	1,648

    The cash bonuses for 2006 represented above are payable in January 2007.

    The Restricted Stock Awards and the Stock Settled Appreciation Rights were issued under the Plan and are evidenced by a Restricted Stock Award Agreement and Stock Settled SAR Award Agreement entered into between each of the above employees and the Company.

    Each Restricted Stock Award Agreement, in addition to certain other provisions contained in the Plan, provides that twenty-five percent of the shares of Restricted Stock vests on January 1st of each of the years 2007 - 2010, subject in each case to the employee remaining in the employment of the Company. In the event of a “change in control” of the Company (as defined in and determined by the agreement), any unvested shares will immediately vest in the recipient.

    Each Stock Settled SAR Award Agreement, in addition to certain other provisions contained in the Plan, provides that one-third of the Stock Settled Appreciation Rights vests on January 1st of each of the years 2008 - 2010, subject in each case to the employee remaining in the employment of the Company. In the event of a “change in control” of the Company (as defined in and determined by the agreement), any unvested shares will immediately vest in the recipient.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits.

Exhibit No.	Description
10.1	Unit Corporation Restricted Stock Award Agreement
10.2	Unit Corporation Stock Appreciation Rights Award Agreement (Stock Settled)
10.3	Unit Corporation Stock Appreciation Rights Award Agreement (Cash Settled)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation
Date: December 15, 2006	By:/s/ Mark E. Schell
Name: Mark E. Schell
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Unit Corporation Restricted Stock Award Agreement
10.2	Unit Corporation Stock Appreciation Rights Award Agreement (Stock Settled)
10.3	Unit Corporation Stock Appreciation Rights Award Agreement (Cash Settled)